UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2019

WisdomTree Investments, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10932	13-3487784
(State or other jurisdiction of incorporation)	Commission File Number:	(IRS Employer Identification No.)

245 Park Avenue

35th Floor

New York, NY 10167

(Address of principal executive offices, including zip code)

(212) 801-2080

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WETF	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed, the employment term for David Abner, former Executive Vice President and Head of Europe of WisdomTree Investments, Inc. (the “Company”), expired on July 31, 2019. On August 27, 2019, the Company and Mr. Abner entered into a separation agreement, pursuant to which, in consideration for his release of claims against the Company, he will be entitled to receive separation payments in the aggregate amount of $1,254,167 in cash, subject to applicable deductions and withholdings. In addition, 63,120 unvested shares of restricted stock issued to Mr. Abner that would otherwise vest on or before July 31, 2020 will be modified to vest in full on January 31, 2020, and 37,735 unvested shares of restricted stock that would otherwise vest after July 31, 2020 will be modified to vest in full on July 31, 2020. Such vesting is conditioned on Mr. Abner serving as a consultant to the Company or its subsidiaries through the applicable vesting date. Currently exercisable options to purchase an aggregate of 150,000 shares of common stock that would otherwise remain exercisable for 90 days after the separation date also will be modified to remain exercisable until January 27, 2020. The Company will pay for COBRA costs for Mr. Abner and his eligible dependents until the earlier of July 31, 2020 and the date he becomes eligible for health insurance coverage through a new employer, and will provide Mr. Abner with repatriation and tax preparation assistance and tax equalization payments, if any, as described in the separation agreement.

On August 27, 2019, the Company also entered into an agreement with Mr. Abner to provide consulting services for key projects related to exchange-traded products. The term of the agreement is for one year through July 31, 2020, subject to customary termination provisions. The Company will pay Mr. Abner $27,083.33 per month and he will be eligible to receive a bonus upon the completion of his services in the Company’s sole discretion.

The foregoing summary is qualified in its entirety by reference to the separation agreement and consulting agreement, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit 10.1	Separation Agreement between the Company and David Abner, dated August 27, 2019

Exhibit 10.2	Professional Services Agreement between the Company and David Abner, effective August 1, 2019

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WisdomTree Investments, Inc.

Date: August 29, 2019	By:	/s/ Marci Frankenthaler
Marci Frankenthaler
Executive Vice President, Chief Legal Officer and Secretary